Southwest Iowa Renewable Energy, LLC Announces Second Quarter Results for Fiscal 2014

Council Bluffs, Iowa ----- May 1, 2014 Southwest Iowa Renewable Energy, LLC (“ SIRE ”) announced its unaudited financial results for the three and six months ended March 31, 2014.

Results for the Second Quarter of Fiscal 2014

	Three Months Ended	Six Months Ended
Net Income	$19,150,000	$30,009,000
Modified EBITDA	$23,298,000	$39,141,000
Debt Payments	$7,668,000	$20,303,000

SIRE reported net income of $19,150,000 or $1,457 per basic unit for the three months ended March 31, 2014, compared to a net loss of $(2,424,000) or $(184) per unit for the three months ended March 31, 2013. SIRE reported net income of $30,009,000 or $2,283 per basic unit for the six months ended March 31, 2014, compared to a net loss of $(11,107,000) or $(845) per unit for the six months ended March 31, 2013.

Modified EBITDA, which is defined as earnings before interest, income taxes, depreciation, amortization, and unrealized hedging gains and losses was $39,141,000 for the six months ended March 31, 2014, compared to $2,829,000 for the six months ended March 31, 2013.

SIRE had $22.3 million in cash and cash equivalents and $31.4 million available under revolving loan agreements, for total cash and available borrowings of $53.7 million at March 31, 2014. The cash flow from operating activities was $31.5 million compared to $0.4 million for the six months ended March 31, 2014 and 2013, respectively.

Brian Cahill, SIRE's President and CEO stated, "During the second quarter of Fiscal 2014, we continued to see some of the best margins in the history of the company, continuing the trend of the past few quarters. We were able to continue operating at full capacity nearly every day, capitalizing not only on our ability to manage our railcar fleet during the winter storms that caused many delays and slowdowns, but also on our dual-powering, as we utilized our steam line the majority of the second quarter, avoiding the higher prices and curtailments for natural gas that others in the industry experienced."

"Our book value per share has now surpassed $5,447 per unit," continued Cahill, "with $2,283 per unit profit through these first two quarters."

"Our conversations with lenders are proceeding well, and we anticipate closing on our new financing, both senior and subordinated debt, prior to their maturities in August. Our spring shutdown in April went well, and the plant is back up and running at full capacity again during this third quarter."

During the second quarter of Fiscal 2014, SIRE sold 29.1 million gallons of ethanol, well above the 24.7 million gallons during the second quarter of Fiscal 2013. Cahill commented: "we continue to focus on running the plant at full capacity, with a balance of optimizing the yield and profit."
During the second quarter of Fiscal 2014, SIRE continued to meet all debt obligations, with a net pay down of $7.7 million in debt, and $20.3 million year to date. Due to the fact that all of SIRE's debt has balloon payments in August, 2014, GAAP accounting requires all of this debt to be classified as current in the 10Q filed with the SEC.
SIRE continues to capitalize on its advantage of having a dual-powered ethanol plant capable of heating with natural gas or with steam from the nearby power plant, with an updated pricing formula in its contract with MidAmerican Energy.

About Southwest Iowa Renewable Energy, LLC:

SIRE is located on 275 acres in Council Bluffs, Iowa, operating a 125 million gallon per year ethanol plant. SIRE began producing ethanol in February 2009 and sells its ethanol, distillers grains, corn syrup, and corn oil in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “ 1995 Act ” ).  Such statements are made in good faith by SIRE and are identified as including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K , important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE's business, and the effects of general economic conditions on SIRE. The forward-looking statements contained in this Press Release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE.

Financial Results

SOUTHWEST IOWA RENEWABLE ENERGY, LLC Condensed Statements of Operations (Unaudited) (Dollars in thousands except for net income (loss) per unit)
	For the three months ended		For the six months ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Revenues	$82,971	$79,197	$163,157	$153,524
Cost of Goods Sold	60,750	78,325	126,823	157,905
Gross Margin (Loss)	22,221	872	36,334	(4,381)
General and administrative expenses	1,151	931	2,357	1,988
Operating Income (Loss)	21,070	(59)	33,977	(6,369)
Interest expense and other income, net	(1,920)	(2,365)	(3,968)	(4,738)
Net Income (Loss)	$19,150	$(2,424)	$30,009	$(11,107)

Weighted average units outstanding - basic	13,144	13,139	13,144	13,139
Weighted average units outstanding - diluted	25,523	13,139	25,518	13,139
Income (loss) per unit - basic	$1,456.94	$(184.49)	$2,283.09	$(845.35)
Income (loss) per unit - diluted	$778.79	$(184.49)	$1,233.21	$(845.35)

Modified EBITDA
Management uses Modified EBITDA, a non-GAAP measure, to measure the Company’s financial performance and to internally manage its business. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company. The following sets forth the reconciliation of Net Income (Loss) to Modified EBITDA for the periods indicated:

	For the three months ended		For the six months ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
	in 000's	in 000's	in 000's	in 000's
EBITDA
Net Income (Loss)	$19,150	$(2,424)	$30,009	$(11,107)
Interest Expense, Net	1,936	2,399	3,988	4,788
Depreciation	2,870	2,849	5,727	5,698
EBITDA	23,956	2,824	39,724	(621)
Unrealized Hedging Loss (Gain)	(658)	1,383	(583)	3,450
Modified EBITDA	$23,298	$4,207	$39,141	$2,829
Modified EBITDA per unit - basic	$1,772.52	$320.19	$2,977.86	$215.31

Statistical Information

	For the three months ended		For the six months ended
	March 31, 2014	March 31, 2013	March 31, 2014	March 31, 2013
Ethanol (thousands of gallons sold)	29,133	24,654	60,643	49,234
Distiller's Grains (tons sold)	96,094	94,079	203,123	173,861
Corn (thousands of bushels used)	10,517	8,703	21,854	17,383

Condensed Balance Sheets
(Dollars in thousands)

	March 31, 2014	September 30, 2013
	(Unaudited)
Assets
Current Assets
Cash and restricted cash	$22,649	$12,740
Accounts receivable	13,692	11,163
Inventory	8,896	8,445
Other current assets	2,037	1,205
Total Current Assets	47,274	33,553
Net property and equipment	138,722	143,184
Other assets	1,455	1,689
Total Assets	$187,451	$178,426

Liabilities and Members' Equity
Current Liabilities
Accounts payable and accrued expenses	9,682	12,330
Current maturities of notes payable	105,609	123,887
Total current liabilities	115,291	136,217
Total long term liabilities	554	612
Total Members' equity	71,606	41,597
Total Liabilities and Members' Equity	$187,451	$178,426

Contact:
Brett Frevert, CFO
Southwest Iowa Renewable Energy, LLC
712.366.0392